THIS NOTE, THE LOAN SHARES AND THE SHARES OF COMMON STOCK ISSUABLE IN LIEU OF INTEREST HEREUNDER AT THE OPTION OF THE BORROWER (AS DESCRIBED BELOW)(THE "SECURITIES") HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT" OR THE "SECURITIES ACT") SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE AND ANY SECURITIES ISSUABLE PURSUANT TO THE TERMS OF THIS NOTE (EXCEPT AS OTHERWISE PROVIDED BELOW).

PROMISSORY NOTE

US $7,700,000 **Effective June 25, 2018**

NOW THEREFORE FOR VALUE RECEIVED, the undersigned, **PEDEVCO Corp.**, a Texas corporation (the "**Borrower**"), hereby promises to pay to the order of SK Energy LLC, a Delaware limited liability company and its assigns ("**Holder**"), the principal sum of Seven Million Seven Hundred Thousand **Dollars and No Cents (US $7,700,000)** (the "**Principal**"), in lawful money of the United States of America, which shall be legal tender, bearing interest and payable as provided herein. This Promissory Note (this "**Note**" or "**Promissory Note**") has an effective date of June 25, 2018 (the "**Effective Date**"). This Note is entered into to evidence the loan of the Principal to the Borrower on the Effective Date (the "**Loan**").

1. Interest ("**Interest**") shall accrue on the Principal amount of this Note at the rate of eight percent (8%) per annum (the "**Interest Rate**"), compounded monthly at the rate of 1/12th of such annual interest per month, on the last day of each calendar month beginning on the Effective Date ("**Monthly Interest**").

2. Borrower agrees to pay the Holder the accrued Monthly Interest by the 15th day of each calendar quarter following the quarter during which such Monthly Interest accrued (each a "**Quarterly Payment**" and, each as applicable, the "**Quarterly Payment Date**"), with the first such Quarterly Payment due on October 15, 2018, until the earlier of (x) the Maturity Date (when the entire then outstanding balance of this Note shall be due and payable), or (y) the date that the Principal balance and all accrued Interest owed on this Note has been repaid in full. The Borrower and Holder, may also mutually agree to accrue any Quarterly Payment and to instead add the balance thereof to the Principal.

3. As additional consideration for the Holder agreeing to enter into this Note and to provide the Loan, the Borrower agrees to issue the Holder an aggregate of 600,000 shares of the Borrower's restricted common stock (the "**Loan Shares**"). The Loan Shares shall be issued by the Borrower to the Holder within five (5) business days of the additional listing of such Loan Shares with the NYSE American, unless the NYSE American requires that the Borrower obtain shareholder approval of the issuance of such Loan Shares prior to issuing such Loan Shares, in which case such Loan Shares shall be issued within (5) business days of the date that the Borrower receives such shareholder approval. Borrower shall use commercially reasonably best efforts to obtain the additional listing approval of the Loan Shares, and to the extent required, shareholder approval for the issuance of such Loan Shares.

4. Borrower's Option to Pay Monthly Interest in Common Stock.

(a) In lieu of paying the Quarterly Payment in cash, at the option of the Borrower, the Borrower may pay the Quarterly Payment in shares of the Borrower's $0.001 par value common stock ("**Common Stock**" and the "**Shares**")(the "**Common Stock Payment Option**").

(b) In the event the Borrower chooses to exercise the Common Stock Payment Option, it shall (i) provide the Holder written notice of such exercise (which may be via email) on or before the last day of the applicable calendar quarter during which the Quarterly Payment accrued (the "**Exercise Notice**"); (ii) promptly provide notice to the Holder of the applicable Stock Payment Price (as defined below), once determined; and (iii) issue to Holder such number of Shares as equals the Quarterly Payment divided by the applicable Stock Payment Price, which Shares shall be due by the applicable Quarterly Payment Date. The issuance of the applicable number of Shares due hereunder to the Holder shall satisfy all obligation of the Borrower to pay the Monthly Interest to which such Quarterly Payment relates and result in the extinguishment of such accrued Monthly Interest.

(c) The "**Stock Payment Price**" shall mean the average of the closing sales prices of the Borrower's Common Stock on the principal market on which the Common Stock then trades or is quoted (initially the NYSE American) for the ten trading days immediately preceding the last day of the calendar quarter immediately prior to the Quarterly Payment Date.

(d) In the event of the exercise of the Common Stock Payment Option, Holder shall cooperate with the Borrower to promptly take any and all additional actions required or necessary, at its sole cost and expense, to issue the Shares to Holder and shall promptly provide the Borrower such information as it or its transfer agent may reasonably request or require.

(e) Conversion calculations pursuant to this Section 4, shall be rounded to the nearest whole share of Common Stock;

(f) If the Borrower at any time or from time to time on or after the effective date of the issuance of this Note (the "**Original Issuance Date**") effects a subdivision of its outstanding Common Stock, the Stock Payment Price then in effect immediately before that subdivision shall be proportionately decreased, and conversely, if the Borrower at any time or from time to time on or after the Original Issuance Date combines its outstanding shares of Common Stock into a smaller number of shares, the Stock Payment Price then in effect immediately before the combination shall be proportionately increased.

(g) Unless the Holder provides the Borrower a valid legal opinion within five (5) days of the date the Exercise Notice is received that such Shares can be issued free of restrictive legend, the Shares shall be issued with a standard Rule 144 restrictive legend.

(h) No Shares shall be issued by the Borrower hereunder unless the additional listing of such Shares has been approved by the NYSE American.

(i) Notwithstanding anything herein to the contrary, the maximum number of shares of Common Stock to be issued hereunder, including (A) the Loan Shares; and (B) any shares of Common Stock issuable in connection with the Common Stock Payment Option, shall not (i) exceed 19.9% of the outstanding shares of Common Stock on the Effective Date, (ii) exceed 19.9% of the combined voting power of the then outstanding voting securities of Borrower on the Effective Date, in each of subsections (i) and (ii) before the issuance of any Common Stock hereunder, or (iii) otherwise exceed such number of shares of Common Stock that would violate applicable listing rules of the NYSE American in the event the Borrower's shareholders do not approve the issuance of the Common Stock hereunder (the "**Share Cap**"). In the event the number of shares of Common Stock to be issued to Holder hereunder, including (A) the Loan Shares; and (B) any shares of Common Stock to be issuable in connection with the Common Stock Payment Option, or otherwise, exceeds the Share Cap, then Borrower shall instead pay the Quarterly Payments in cash, until or unless it shall otherwise first obtain the approval of the Borrower's shareholders under applicable rules and requirements of the NYSE American prior to issuing such additional shares of Common Stock to Holder hereunder.

5. In the event the Borrower is prohibited from paying any Quarterly Payment in cash under the terms of its senior lender documents and the Borrower is required to obtain shareholder approval to issue any shares of Common Stock in lieu of cash Interest due hereunder, the applicable Quarterly Payment(s) shall accrue and not be due, until such time as the Borrower is no longer prohibited from paying the Quarterly Payment in cash under the terms of its senior lender documents or until it has obtained

shareholder approval to issue shares of Common Stock in lieu of cash Interest due hereunder, at which time such accrued Quarterly Payment(s) shall thereafter promptly be paid by the Borrower in cash or Common Stock, at the option of the Borrower.

6. All past-due Principal and Interest shall bear interest at the lesser of (a) the rate of ten percent (10%) per annum; and (b) the Maximum Rate, until paid in full (the "**Default Rate**").

7. The "**Maturity Date**" of this Note shall be the earlier of (a) June 25, 2021; and (b) the date that Holder has effected an Acceleration.

8. Upon the occurrence of an Event of Default hereunder the Principal amount of this Note and any accrued Interest thereon shall bear interest at the Default Rate.

9. This Note may be prepaid in whole or in part, at any time and from time to time, without premium or penalty.

10. All payments made by Borrower under this Note will be applied: (i) first, to late charges, costs of collection or enforcement, and similar amounts due, if any, under the Note; (ii) second, to Interest that is due and payable under this Note, if any; and (iii) third, the remainder to Principal due and payable under this Note.

11. If any payment of Principal or Interest on this Note shall become due on a Saturday, Sunday or any other day on which national banks are not open for business, such payment shall be made on the next succeeding business day.

12. This Note shall be binding upon Borrower and inure to the benefit of Holder and Holder's respective successors and assigns. Each holder of this Note, by accepting the same, agrees to and shall be bound by all of the provisions of this Note. Holder may assign this Note or any of its rights, interests or obligations to this Note without the prior written approval of Borrower.

13. No provision of this Note shall alter or impair the obligation of Borrower to pay the Principal of and Interest on this Note at the times, places and rates, and in the coin or currency, herein prescribed.

14. Borrower will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to Borrower, except where the failure to comply could not reasonably be expected to have a material adverse effect on Borrower.

15. Notwithstanding anything to the contrary in this Note or any other agreement entered into in connection herewith, whether now existing or hereafter arising

and whether written or oral, it is agreed that the aggregate of all Interest and any other charges constituting interest, or adjudicated as constituting interest, and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction, shall under no circumstances exceed the Maximum Rate.

16. Borrower represents and warrants to Holder as follows:

(a) The execution and delivery by Borrower of this Note (i) are within Borrower's power and authority, and (ii) have been duly authorized by all necessary action.

(b) This Note is a legally binding obligation of Borrower, enforceable against Borrower in accordance with the terms hereof, except to the extent that (i) such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights, and (ii) the availability of the remedy of specific performance or injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefore may be brought.

17. Holder represents and warrants to the Borrower, and agrees, as follows (collectively the "**Representations**"):

(a) The execution and delivery by the Holder of this Note (i) are within the Holder's corporate power and authority, and (ii) have been duly authorized by all necessary corporate action. Further, the undersigned is a duly authorized representative of the Holder who has been authorized by a resolution of the governing body of the Holder to exercise any and all documents necessary to effectuate the purchase of this Note.

(b) This Note, the Loan Shares and any Shares issuable pursuant to the terms of this are being acquired by Holder for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof.

(c) Holder acknowledges that it is an "**accredited investor**" as such term is defined in Rule 501 of Regulation D of the Securities Act of 1933, as amended (the "**Act**" or the "**Securities Act**").

(d) Holder has sufficient knowledge and experience in financial and business matters and is capable of evaluating the risks and merits of Holder's investment in the Note, the Loan Shares and where applicable the Shares; Holder believes that Holder has received or had access to all information Holder considers necessary or appropriate to make an informed investment decision with respect to this Note and the Loan Shares (and where and if applicable, the Shares), including the opportunity ask the Borrower or its officers any questions it has regarding the Borrower or the Note; and Holder is able financially to bear the risk

of losing Holder's full investment in this Note, the Loan Shares and where applicable, the Shares.

(e) Holder has not become aware of and has not been offered the Note by any form of general solicitation or advertising, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or other similar media or television or radio broadcast or any seminar or meeting where, to such Holder's knowledge, those individuals that have attended have been invited by any such or similar means of general solicitation or advertising.

(f) The Holder understands that the Note, the Loan Shares and the Shares are being offered to it in reliance on specific exemptions from or non-application of the registration requirements of federal and state securities laws and that the Borrower is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the applicability of such exemptions and the suitability of Holder to acquire the Note, the Loan Shares and Shares. All information which Holder has provided to the Borrower concerning the Holder's financial position and knowledge of financial and business matters is correct and complete as of the date hereof, and if there should be any material change in such information, the Holder will immediately provide Borrower with such information.

(g) Holder understands that this Note, the Loan Shares and any Shares issuable upon the terms hereof have not been registered under the Securities Act or registered or qualified under any securities laws of any state or other jurisdiction, are "**restricted securities,**" and cannot be resold or otherwise transferred unless they are registered under the Securities Act, and registered or qualified under any other applicable securities laws, or an exemption from such registration and qualification is available. Prior to any proposed transfer of this Note, subject to the terms and conditions of this Note, the Loan Shares or any Shares, Holder shall, among other things, give written notice to the Borrower of its intention to effect such transfer, identifying the transferee and describing the manner of the proposed transfer and, if requested by the Borrower, accompanied by (i) investment representations by the transferee similar to the Representations and (ii) an opinion of counsel satisfactory to the Borrower to the effect that the proposed transfer may be effected without registration under the Securities Act and without registration or qualification under applicable state or other securities laws. Each certificate issued to evidence the Loan Shares and any Shares shall bear a legend as follows:

"The securities represented by this certificate have not been registered under the Securities Act of 1933 or any state securities act. The securities have been acquired for investment and may not be sold, transferred, pledged or hypothecated unless (i) they shall have been registered under the Securities Act of 1933 and any applicable state securities act, or (ii) the corporation shall have been furnished with an opinion of counsel, satisfactory to counsel for the corporation, that registration is not required under any such acts."

18. If an Event of Default (as defined herein) occurs (unless all Events of Default have been cured or waived by Holder), Holder may, by written notice to Borrower, declare the Principal amount then outstanding of, and the accrued Interest and all other amounts payable on, this Note to be immediately due and payable (an "**Acceleration**") (provided that upon the occurrence of an Event of Default described in Section 18(c) below, the Principal amount then outstanding of, and the accrued Interest and all other amounts payable on, this Note shall immediately be due and payable) and can take any and all other actions provided for under applicable law. The following events and/or any other Events of Default defined elsewhere in this Note are "**Events of Default**" under this Note:

(a) Borrower shall fail to pay, when and as due, the Principal, Interest or any other amount payable hereunder (including, if the Common Stock Payment Option is exercised, issue the Shares by the Quarterly Payment Date), and such failure has continued for ten (10) days from the date that the Holder has provide the Borrower written notice of such failure; or

(b) Borrower shall have breached in any material respect any covenant, term or conditions in this Note, and, with respect to breaches capable of being cured, such breach shall not have been cured within ten (10) days from the date that the Holder has provide the Borrower written notice of such breach; or

(c) Borrower shall: (i) become insolvent or take any action which constitutes its admission of inability to pay its debts as they mature; (ii) make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or a trustee for it or a substantial portion of its assets; (iii) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation or statute of any jurisdiction, whether now or hereafter in effect; (iv) have filed against it any such petition or application in which an order for relief is entered or which remains undismissed for a period of ninety (90) days or more; (v) indicate its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial portion of its assets; or (vi) suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of ninety (90) days or more; or

(d) Borrower shall take any action authorizing, or in furtherance of, any of the foregoing.

In case any one or more Events of Default shall occur and be continuing, Holder may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise. In case of a default in the payment of any Principal of or premium, if any, or Interest on this Note, Borrower will pay to Holder such further amount as shall be sufficient to cover the reasonable cost and expenses of collection, including, without limitation, reasonable attorneys' fees, expenses and disbursements. No course of dealing and no delay on the part of Holder in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice Holder's rights, powers or remedies. No right, power or remedy conferred by this Note upon Holder shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

19. Except as expressly provided otherwise in this Note, Borrower and every endorser or guarantor, if any, of this Note waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral available to Holder, if any, and to the addition or release of any other party or person primarily or secondarily liable.

20. If from any circumstance any holder of this Note shall ever receive Interest or any other charges constituting interest, or adjudicated as constituting interest, the amount, if any, which would exceed the Maximum Rate shall be applied to the reduction of the Principal amount owing on this Note, and not to the payment of interest; or if such excessive interest exceeds the unpaid balance of Principal hereof, the amount of such excessive interest that exceeds the unpaid balance of Principal hereof shall be refunded to Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, to the extent permitted by applicable law (i) any non-Principal payment shall be characterized as an expense, fee or premium rather than as Interest; and (ii) all Interest at any time contracted for, charged, received or preserved in connection herewith shall be amortized, prorated, allocated and spread in equal parts during the period of the full stated term of this Note. The term "**Maximum Rate**" shall mean the maximum rate of interest allowed by applicable federal or state law.

21. It is the intention of the parties hereto that the terms and provisions of this Note are to be construed in accordance with and governed by the laws of the State of Texas, except as such laws may be preempted by any federal law controlling the rate of Interest which may be charged on account of this Note. The parties hereby consent and agree that, in any actions predicated upon this Note, venue is properly laid in Texas and

that the Circuit Court in and for Harris County, Texas, shall have full subject matter and personal jurisdiction over the parties to determine all issues arising out of or in connection with the execution and enforcement of this Note.

22. The term "**Borrower**" as used herein in every instance shall include Borrower's successors, legal representatives and permitted assigns, including all subsequent grantees, either voluntarily by act of Borrower or involuntarily by operation of law and shall denote the singular and/or plural and the masculine and/or feminine and natural and/or artificial persons, whenever and wherever the contexts so requires or properly applies. The term "**Holder**" as used herein in every instance shall include Holder's successors, legal representatives and assigns, as well as all subsequent assignees and endorsees of this Note, either voluntarily by act of the parties or involuntarily by operation of law (subject in each case to Section 23 hereof). Captions and paragraph headings in this Note are for convenience only and shall not affect its interpretation. As used herein, words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires.

23. If and whenever this Note shall be assigned and transferred, or negotiated, including transfers to substitute or successor trustees, in each case subject to applicable law and the availability of an exemption from registration for such transfer, which shall be approved by the Borrower subject to the Holder providing the Borrower a legal opinion for such transfer, which opinion shall be reasonably accepted by the Borrower, the holder hereof shall be deemed the "**Holder**" for all purposes under this Note.

24. Anything else in this Note to the contrary notwithstanding, in any action arising out of this Agreement, the prevailing party shall be entitled to collect from the non-prevailing party all of its attorneys' fees. For the purposes of this Note, the party who receives or is awarded a substantial portion of the damages or claims sought in any proceeding shall be deemed the "**prevailing**" party and attorneys' fees shall mean the reasonable fees charged by an attorney or a law firm for legal services and the services of any legal assistants, and costs of litigation, including, but not limited to, fees and costs at trial and appellate levels.

25. If any term or other provision of this Note is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Note shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Note so as to affect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

26. No modification, amendment, addition to, or termination of this Note, nor waiver of any of its provisions, shall be valid or enforceable unless in writing and signed by all the parties hereto.

27. The Note constitutes the entire agreement of the parties regarding the matters contemplated herein, or related thereto, and supersedes all prior and contemporaneous agreements, and understandings of the parties in connection therewith.

28. This Note and any signed agreement or instrument entered into in connection with this Note, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an "**Electronic Delivery**") shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party, each other party shall re execute the original form of this Note and deliver such form to all other parties. No party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

29. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Note, said party has fully informed itself of the terms, contents, conditions and effects of this Note; (b) said party has relied solely and completely upon its own judgment in executing this Note; (c) said party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Note; (d) said party has acted voluntarily and of its own free will in executing this Note; and (e) this Note is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

30. All notices, approvals, consents, requests, and other communications hereunder shall be in writing and shall be delivered (i) by personal delivery, or (ii) by national overnight courier service, or (iii) by certified or registered mail, return receipt requested, or (iv) via facsimile transmission, with confirmed receipt, or (v) via email. Notice shall be effective upon receipt except for notice via fax (as discussed above). Such notices shall be sent to the applicable party or parties at the address specified on the signature page hereof, subject to notice of changes thereof from any party with at least ten (10) business days' notice to the other parties. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

IN WITNESS WHEREOF, Borrower has duly executed this Promissory Note as of June [ ], 2018, with an Effective Date as provided above.

"**Borrower**"

PEDEVCO Corp.

By: [signature]

Its: President & CEO

Printed Name: Frank Ingriselli

Address for Notice:

4125 Blackhawk Plaza Circle, Suite 201
Danville, California 94506
Attn: Clark R. Moore
Email: cmoore@pacificenergydevelopment.com

"**Holder**"

[HOLDER]

By:______________________

Its:______________________

Printed Name:______________________

Address for Notice:

SK Energy LLC
5100 Westheimer Suite 200
Houston, TX 77056
Attn: Simon Kukes
Email: skukes@yahoo.com

IN WITNESS WHEREOF, Borrower has duly executed this Promissory Note as of June __, 2018, with an Effective Date as provided above.

"**Borrower**"

PEDEVCO Corp.

By:________________________

Its:________________________

Printed Name:________________________

Address for Notice:

4125 Blackhawk Plaza Circle, Suite 201
Danville, California 94506
Attn: Clark R. Moore
Email: cmoore@pacificenergydevelopment.com

"**Holder**"

SK Energy LLC

By: [signature]

Its: CEO

Printed Name: Simon G Kukes

Address for Notice:

SK Energy LLC
5100 Westheimer Suite 200
Houston, TX 77056
Attn: Simon Kukes
Email: skukes@yahoo.com